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                                     [LETTERHEAD]

                                     May 18, 1998





Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
1023 Cherry Road
Memphis, Tennessee  38117



          Re:  $750,000,000 Aggregate Offering Price of Securities of
               Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc.
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Ladies and Gentlemen:


          At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") being filed by Harrah's Entertainment, Inc. ("HET") and Harrah's Operating Company, Inc. ("HOC") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to $750,000,000 aggregate offering price of securities (the "Securities"), consisting of (i) shares of Common Stock, par value $0.10 per share, of HET (the "Common Stock"), (ii) one or more series of debt securities of HET (the "HET Debt Securities"), (iii) shares or fractional shares of preferred stock, par value $100.00 per share, of HET (the "HET Preferred Stock"), (iv) shares of HET Preferred Stock represented by Depositary Shares (the "HET Depositary Shares"), (v) one or more series of debt securities of HOC (the "HOC Debt Securities"), (vi) shares or fractional shares of preferred stock, par value $0.10 per share, of HOC (the "HOC Preferred Stock"), and (vii) shares of HOC Preferred Stock represented by Depositary Shares (the "HOC Depositary Shares"). The payment of principal and interest with respect to the HOC Debt Securities and certain payment obligations with respect to the HOC Preferred Stock will be guaranteed by HET (collectively, the "Guarantees"). The HET Debt Securities and HOC Debt Securities are collectively referred to as

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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
May 18, 1998
Page 2

the "Debt Securities." The HET Preferred Stock and HOC Preferred Stock are collectively referred to as the "Preferred Stock." The HET Depositary Shares and the HOC Depositary Shares are collectively referred to as the "Depositary Shares." The Common Stock, the Debt Securities, the Preferred Stock, the Depositary Shares and the Guarantees are collectively referred to as the "Securities."

          You have provided us with a draft prospectus (the "Prospectus") which is part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). We also have examined the form of indenture to be entered into by HET and a trustee relating to the HET Debt Securities (the "HET Indenture") and the form of indenture to be entered into by and between HOC, HET as guarantor and a trustee relating to the HOC Debt Securities (the "HOC Indenture"). The HET Debt Securities and the HOC Debt Securities may be issued pursuant to the HET Indenture or the HOC Indenture, respectively, or one or more supplements thereto (collectively, the "Indentures"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and among HET or HOC, as the case may be, and a financial institution identified therein as the Depositary (each, a "Depositary"). HET or HOC may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional share of Preferred Stock.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely and properly completed in the manner presently proposed and the terms of each issuance will otherwise be in compliance with applicable law.

          We have made such legal and factual examination and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the General Corporation Law of the State of Delaware and, with respect to opinion paragraphs 2, 3 and 7 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws

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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
May 18, 1998
Page 3

of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          1. HET has the authority pursuant to its Certificate of Incorporation to issue up to 360,000,000 shares of Common Stock. Upon adoption by the HET Board of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued upon the conversion or exchange of Debt Securities or Preferred Stock that are convertible or exchangeable into Common Stock) will be validly issued, fully paid and nonassessable.

          2. When (a) the HET Debt Securities have been duly established in accordance with the terms of the applicable Indenture (including, without limitation, the adoption by the Board of Directors of HET (the "HET Board") of a resolution duly authorizing the issuance and delivery of the HET Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of HET against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the HET Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the HET Debt Securities as executed and delivered do not violate any law applicable to HET or result in a default under or breach of any agreement or instrument binding upon HET, and (e) assuming that the HET Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to HET, whether imposed by any court or governmental or regulatory body having jurisdiction over HET, and (f) assuming that the HET Debt Securities are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the HET Debt Securities will constitute valid and legally binding obligations of HET, enforceable against HET in accordance with the terms of the HET Debt Securities.

          3. When (a) the HOC Debt Securities have been duly established in accordance with the terms of the applicable Indentures (including, without limitation, the adoption by the Board of Directors of HOC (the "HOC Board") of a resolution duly authorizing the issuance and delivery of the HOC Debt Securities), the HOC Debt Securities have been duly executed and delivered and the HOC Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of HOC against payment therefor in accordance with the terms

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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
May 18, 1998
Page 4

and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) each of the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the HOC Debt Securities as executed and delivered are as described in the Registration Statements, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the HOC Debt Securities as executed and delivered do not violate any law applicable to HOC or result in a default under or breach of any agreement or instrument binding upon HOC, and (e) assuming that the HOC Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to HOC, whether imposed by any court or governmental or regulatory body having jurisdiction over HOC, and (f) assuming that the HOC Debt Securities are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the HOC Debt Securities will constitute valid and legally binding obligations of HOC, enforceable against HOC in accordance with the terms of the HOC Debt Securities.

          4. HET has the authority pursuant to its Certificate of Incorporation to issue up to 150,000 shares of HET Preferred Stock. Upon (a) designation by the HET Board of one or more series of HET Preferred Stock to distinguish each such series from any other outstanding series of HET Preferred Stock; (b) setting by the HET Board of the number of shares of HET Preferred Stock to be included in such series; (c) establishment by the HET Board of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of HET Preferred Stock; (d) filing by HET with the Secretary of State of the State of Delaware of Articles Supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the HET Board and a statement that such series of HET Preferred Stock has been classified by the HET Board under the authority contained in HET's Certificate of Incorporation and Bylaws and certain resolutions adopted and actions taken by the HET Board on or before the date hereof, and the acceptance for record thereof by the Secretary of State of the State of Delaware; (e) due authorization by the HET Board of a designated number of shares of such series of HET Preferred Stock for issuance at a minimum price or value of consideration to be set by the HET Board; (f) reservation and due authorization by the HET Board of any shares of any other series of HET Preferred Stock or any other Securities issuable upon conversion or exchange of such series of HET Preferred Stock, the HET Preferred Stock will have been duly authorized by HET, and when the HET Preferred Stock has been duly established in accordance with HET's Certificate of Incorporation and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the HET Preferred Stock will be validly issued, fully paid and nonassessable.

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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
May 18, 1998
Page 5

          5. HOC has the authority pursuant to its Certificate of Incorporation to issue up to 1,000,000 shares of HOC Preferred Stock. Upon (a) designation by the HOC Board of one or more series of HOC Preferred Stock to distinguish each such series from any other outstanding series of HOC Preferred Stock; (b) setting by the HOC Board of the number of shares of HOC Preferred Stock to be included in such series; (c) establishment by the HOC Board of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) filing by HOC with the Secretary of State of the State of Delaware of Articles Supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the HOC Board and a statement that such series of HOC Preferred Stock has been classified by the HOC Board under the authority contained in HOC's Certificate of Incorporation and Bylaws and certain resolutions adopted and actions taken by the HOC Board on or before the date hereof, and the acceptance for record thereof by the Secretary of State of the State of Delaware; (e) due authorization by the HOC Board of a designated number of shares of such series of HOC Preferred Stock for issuance at a minimum price or value of consideration to be set by the HOC Board; (f) reservation and due authorization by the HOC Board of any shares of any other series of HOC Preferred Stock or any other Securities issuable upon conversion or exchange of such series of HOC Preferred Stock, the HOC Preferred Stock will have been duly authorized by HOC, and when the HOC Preferred Stock has been duly established in accordance with HOC's Certificate of Incorporation and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the HOC Preferred Stock will be validly issued, fully paid and nonassessable.

          6. When the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with a Deposit Agreement and applicable law, and when the Depositary Receipts in the form contemplated and authorized by the Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and when all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken and HET or HOC, as the case may be, has received legal consideration in excess of the par value of the underlying Preferred Stock for the issuance thereof, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Depositary Agreement for such Depositary Receipts.

          7. When (a) the terms of the HET Guarantees have been duly established in accordance with the terms of the applicable Indenture and/or by adoption of the HET Board of a resolution duly authorizing the issuance and delivery of the HET Guarantees, and duly executed and delivered on behalf of HET in connection with the delivery of HOC Debt Securities or HOC

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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
May 18, 1998
Page 6

Preferred Stock, as the case may be, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the HET Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the HET Guarantees as executed and delivered do not violate any law applicable to HET or result in a default under or breach of any agreement or instrument binding upon HET, and (e) assuming that the HET Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to HET, whether imposed by any court or governmental or regulatory body having jurisdiction over HET, and (f) assuming that the HET Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the HET Guarantees will constitute valid and legally binding obligations of HET, enforceable against HET in accordance with the terms of the HET Guarantees.

          The opinions set forth in paragraphs 2, 3 and 7 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          We assume for purposes of this opinion that each of HET and HOC has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary corporate action by HET and HOC, has been duly executed and delivered by HET and HOC and constitutes the legally valid, binding and enforceable obligation of each of HET and HOC enforceable against each of HET and HOC in accordance with its terms; and the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a

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Harrah's Operating Company, Inc.
May 18, 1998
Page 7

legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion into any registration statement of HET and HOC filed pursuant to Rule 462(b) of the Securities Act in relation to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.


                                   Very truly yours,


                                   /s/ LATHAM & WATKINS